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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of ProxyMed, Inc. of our report dated February 18, 2003, except as to Note 20, which is as of March 13, 2003 relating to the financial statements and financial statement schedule of ProxyMed, Inc., and our Report dated March 6, 2003, related to the financial statements of MedUnite, Inc. which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Ft. Lauderdale, Florida
January 15, 2004